SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. __)

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[X] Preliminary Information Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ] Definitive Information Statement COTTAGE INVESTMENTS, INC.

(Name of Registrant as Specified in Its Charter)

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COTTAGE INVESTMENTS, INC.

505 Park Avenue, 20th Floor

New York, New York 10022

(212) 396-0606

INFORMATION STATEMENT PURSUANT TO SECTIONS 14(C) AND (F)

OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed on or about October __, 2001 to the holders of record at the close of business on October __, 2001, (the "Record Date") of the common stock, $0.00001 par value per share (the "Common Stock") of Cottage Investments, Inc. (the "Company"), in connection with the Company's acquisition of The Paving Stone Co., Inc., a Florida corporation, The Paving Stone Company of California, Inc., a California corporation, The Paving Stone Company of Arizona, Inc., an Arizona corporation, Paving Stone of Nevada, Inc. a Nevada corporation, and Paving Stone Company of Atlanta, Inc., a Georgia corporation (collectively, the "Paving Stone Companies") and the appointment of certain persons to the Board of Directors of the Company other than at a meeting of the shareholders of the Company.

This Information Statement is also being mailed to the Company's shareholders in connection with the action by the holders of a majority of the Company's issued and outstanding shares to approve amendments to the Company's Articles of Incorporation to:

(1) increase the Company's total authorized shares of common stock to 150,000,000 shares in the event the Company's board of directors approve a reverse split pursuant to NRS 78.207 (the "Increase Amendment"); and

(2) change the Company's name to Paving Stone Corporation, in the event the Acquisition is consummated (the "Name Change Amendment").

The holders of a majority of the Company's shares acted on or about October 9, 2001. This Information Statement is first being mailed to shareholders on or about October __, 2001.

Only shareholders of record at the close of business on October __, 2001, are entitled to notice of the action taken. There will be no vote by the shareholders of the Company on the Increase Amendment or the Name Change Amendment because both Amendments have already been approved by the written consent of the holders of a majority of the shares of the Company as allowed by NRS 78.320. Shareholders of the Company will have no dissenters' or appraisal rights with respect to either the Increase Amendment or the Name Change Amendment. At October 17, 2001, the Company had outstanding 179,122,971 shares of common stock, $0.00001 par value, each of which was entitled to one vote.

The reasons for the ratification and approval of the Amendments are described in more detail in this Information Statement.

DESCRIPTION OF PAVING STONE ACQUISITION

On October 11, 2001, Cottage Investments, Inc., a Nevada corporation, (the "Registrant"), entered into an Agreement and Plan of Reorganization to acquire (the "Acquisition") all of the issued and outstanding common stock of Paving Stone Companies from the sole shareholder of all of Paving Stone Companies. Under the Agreement, the Registrant will acquire the Paving Stone Companies for a total of 20,000,000 shares of its common stock, of which 16,040,000 shares will be issued to the sole shareholder of the Paving Stone Companies, 1,320,000 shares will be issued to an officer of the Paving Stone Companies, and 2,640,000 shares will be issued to consultants providing services to the Paving Stone Companies before and after the transaction.

The Acquisition is contingent upon the successful completion of due diligence by both the Registrant and the Paving Stone Companies, upon the Registrant's settlement or satisfaction of all of its liabilities, upon the Registrant's effecting a reverse stock split to reduce the number of issued and outstanding shares of its common stock to approximately 2,000,000, upon the Registrant's obtaining all necessary approvals to amend its Articles of Incorporation to increase the number of authorized shares to 150,000,000 and to change its name to "Paving Stone Corporation," as well as other conditions and deliveries which are normal and customary in transactions of this nature. Assuming all other conditions to the Acquisition are satisfied, the Registrant anticipates closing the Acquisition in November 2001.

The Registrant formerly operated Internet sites that sold consumer goods. In late 2000, the Registrant exited the consumer Internet business to focus on communications infrastructure investments. During the time the Registrant was involved on identifying potential investments, the communications, technology, and Internet industries experienced a rapid decline in comparable market valuations and the Registrant expanded its efforts to identifying acquisition opportunities in other industries.

The Paving Stone Companies market and design commercial and residential landscape architecture projects using interlocking concrete pavers and ancillary products. Using interlocking concrete pavers, the Paving Stone Companies design and install commercial and residential driveways, walkways, pool decks, patios and commercial common areas. The Paving Stone Companies market their installation services to homebuilders, commercial real estate developers and individual homeowners. The Paving Stone Co., Inc. of Florida was founded in Pompano Beach, Florida in 1990 and the Paving Stone Companies, combined, currently have sixteen offices in eight states nationwide.

A copy of the Agreement and Plan of Reorganization dated October 11, 2001 relating to the Acquisition was filed with the U.S. Securities and Exchange Commission (the "Commission") as an exhibit to the Company's report on Form 8-K dated October 11, 2001. The foregoing description is qualified by such reference.

CHANGES IN CONTROL OF THE COMPANY

Management of the Company, prior to the Acquisition (collectively referred to as "Prior Management") is set forth below:
Name	Position
Daniel J. Mackell	Chairman, Chief Executive Officer
Sean M. Daly	Director

Prior Management will resign effective as of the closing of the Acquisition and the following individuals (collectively referred to as "New Management") will be nominated to assume the positions set forth next to their names:
Name	Age	Position
Maurice F. Sigouin	50	President, Chief Executive Officer and Chairman of the Board of Directors
Howard B. Nadel	40	Director, Outside Corporate Counsel
Jace Simmons	45	Director, Executive Vice President and Chief Financial Officer

Maurice F. Sigouin, 50, is the sole shareholder and founder of the Paving Stone Companies, where he presently serves as Chief Executive Officer, President, and Chairman of the Board of Directors. Born in Montreal, Canada, in 1951, Mr. Sigouin graduated from the University of Quebec at Montreal in 1972 with a degree in Physical Education. Since 1975, Mr. Sigouin has been employed in the construction industry. In 1990, Mr. Sigouin organized the Paving Stone Company of Florida, Inc. During the 1990's, Mr. Sigouin expanded the business to new locations in Florida, and later added additional offices in other states. If the Acquisition is consummated, Mr. Sigouin would serve as President, Chief Executive Officer and Chairman of the Board of Directors of the Company. He would own 16,040,000 shares of the Company.

Howard B. Nadel, Esq., 40, is an attorney admitted to practice law in the State of Florida, where he has been in private practice for eight years for eight years. Mr. Nadel serves as outside counsel to the Paving Stone Companies in connection with various corporate, contract and real estate matters.

Jace Simmons, 45, serves as the Vice President and Chief Financial Officer of The Paving Stone Co., Inc. of Florida. If the Acquisition is consummated, he will become Executive Vice President, Chief Financial Officer, and a Director of the Company. In 1978, Mr. Simmons graduated from the University of Texas at Austin with a Bachelors of Business Administration in Accounting. He earned his certified public accounting license shortly thereafter. Upon graduating from college, Mr. Simmons joined Arthur Andersen and Company, a nationally recognized, "Big 5" accounting firm. He spent five years working as a public auditor, during which time he participated in several SEC engagements and developed auditing and accounting expertise. From May 1983 to March 2000, Mr. Simmons served as Chief Financial Officer at three separate divisions of Coldwell Banker Real Estate Company, a subsidiary of Cendant. From April 2000 to May 2000, Mr. Simmons acted as an independent consultant. In June 2000, Mr. Simmons joined The Paving Stone Co., Inc. as its Chief Financial Officer. If the Acquisition is consummated, Mr. Simmons will own 1,320,000 shares of Common Stock of the Company, and will have options to purchase an additional 680,000 shares.

Under the Agreement, Mr. Sigouin has the right to appoint five members to the board of directors of the Company. However, at this time only the three individuals named above have been identified by Mr. Sigouin. Under the Agreement, the current directors of the Company have the right appoint two members to the board of directors of the Company following the Acquisition. At this time, the current directors have indicated that they do not plan to appoint themselves to the two board seats, and have not identified any other individuals to fill those seats.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 17, 2001, with respect to the beneficial ownership of the Company's common stock by (i) each person or entity known to own beneficially more than 5% of the Company's common stock, (ii) all directors of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Daniel J. Mackell (2)	30,000,000	16.8%
Sean M. Daly (2) (3)	11,300,000	10.8%
James Carter (4)	14,152,977	8.4%
All Officers and Directors as a Group	44,287,299	35.9%

(1) Based upon 179,122,971 common shares issued and outstanding as of October 17, 2001.

(2) The address for each of these persons is the Company's principal executive office, located at 505 Park Ave., 20th Floor, New York, New York 10022.

(3) Mr. Daly's shares are held by Tower Hill Holdings, Inc., an entity controlled by Mr. Daly.

(4) The address for James Carter is 1505 Berkley Road, Columbus, South Carolina 29205.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned by the Company's Chief Executive Officers during the last three fiscal years and other officers who received compensation in excess of $100,000 during any of the last three fiscal years. In accordance with Item 402(a)(5), the Company has omitted certain columns from the table required by Item 402(b).

Summary Compensation Table
	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary $	Other Annual Compensation $	Securities Underlying Options/SARs (#)*

Daniel J. Mackell	2000	--	100,000(1)	4,000,000 (2)

David W. Kenner, CEO	2000	42,000	--	24,970,087 (2)

William G. Head, CEO	2000	60,000	--	125,000 (3)

Sean M. Daly, Secretary	2000	--	--	10,300,000 (2)

*The number of options has been adjusted for a one for two reverse split effected on August 16, 2000.

(1) Deferred salary for partial year of employment.

(2) Subsequently cancelled.

(3) Subsequently expired unexecuted.

Option/SAR Grants in the Last Fiscal Year
Name	Options Granted*	Percent of Total Options Granted to Employees in Fiscal Year	Price Per Share	Expiration Date

Daniel J. Mackell (1)	4,000,000	7.7%	0.24	8/07/03
David W. Kenner (1)	23,655,000	45.6%	1.10	5/29/01
David W. Kenner (1)	1,315,087	2.5%	0.11	5/29/01
William G. Head (2)	125,000	0.2%	1.72	8/29/00
Sean M. Daly (1)	10,800,000	20.8%	0.24	8/07/03

*The number of options has been adjusted for a one for two reverse split effected on August 16, 2000.

(1) Subsequently cancelled.

(2) In August 2000, Mr. Head's options expired unexecuted.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Options/SARs at Fiscal Year End (1)*	Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($) (1)(2)

Daniel J. Mackell	0	0	1,000,000/3,000,000	0/0
David W. Kenner	0	0	24,970,087/0	0/0
William G. Head	0	0	0/0	0/0
Sean M. Daly	0	0	2,700,000/8/100,000	0/0

*The number of shares has been adjusted for a one for two reverse split effected on August 16, 2000.

(1) Options are "in-the-money" if the fair market value of the common stock underlying the options exceeds the exercise price of the option. The bid and asked sale prices quoted by the OTC Bulletin Board on December 31, 2000 was approximately $0.015.

At this time, the Company does not have any employment contracts or compensatory plans with any of its named executive officers. The Company does not currently provide any compensation to its directors for attendance at board meetings or the performance of board duties.

AMENDMENT TO INCREASE AUTHORIZED SHARES TO 150,000,000 SHARES

The Company is presently authorized to issue 350,000,000 shares of common stock, par value $0.00001 per share, of which 179,122,971 are issued and outstanding. As a condition to consummating the Acquisition, the Company is required to effect a reverse split to reduce the number of issued and outstanding shares of common stock to no more than 2,000,000, which will require a reverse split of between 1 to 120 and 1 to 140. The exact terms of the reverse split will not be known until the Company determines the number of shares that will have to be issued to settle or convert certain liabilities of the Company into shares of common stock. Pursuant to NRS 78.207, a reverse split may be effected by a Nevada corporation by action of the board of directors without a shareholder vote. However, under NRS 78.207, the reverse split will result in a proportionate reduction in the number of authorized shares. Therefore, the Board of Directors has determined that it is the best interests of the Company to increase the number of authorized shares of common stock by approving the Increase Amendment in the event the Board of Directors approves a reverse split of the Company's common stock in order to consummate the Acquisition or in anticipation of another similar transaction. The Increase Amendment will increase the number of authorized shares of common stock to 150,000,000. In the event the Increase Amendment is not approved, the Company will not be able to issue sufficient shares to consummate the Acquisition.

No vote of holders of outstanding shares of the Company, other than those shareholders who have already approved the action, is necessary for approval of the Increase Amendment. It is anticipated that the Increase Amendment will be filed of record on the date of closing of the Acquisition, which the Company anticipates will be between 21 and 25 days after this Information Statement is first mailed to shareholders. Shareholders of the Company will have no dissenters' or appraisal rights with respect to the Increase Amendment. In the event the Company does not consummate the Acquisition for any reason, the Company does not plan to file the Increase Amendment.

AMENDMENT TO CHANGE NAME

In the event the Acquisition is consummated, the Company will amend its Articles of Incorporation to change its name to Paving Stone Corporation. The name change will be effected because the proposed name will better reflect the Company's then-current business. No vote of holders of outstanding shares of the Company, other than those shareholders who have already approved the action, is necessary for approval of the Name Change Amendment. It is anticipated that the Name Change Amendment will be filed of record on the date of closing of the Acquisition, which the Company anticipates will be between 21 and 25 days after this Information Statement is first mailed to shareholders. Shareholders of the Company will have no dissenters' or appraisal rights with respect to the Name Change Amendment. In the event the Company does not consummate the Acquisition for any reason, the Company does not plan to file the Name Change Amendment.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. The Registration Statement and such reports and other information may be inspected without charge at the Public Reference Room maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site where the Registration Statement and other information filed with the Commission may be retrieved, and the address of such site is http://www.sec.gov. Statements made in this Information Statement concerning the contents of any document referred to herein are not necessarily complete.

INCORPORATION BY REFERENCE

The following documents filed with the Commission by the Company are hereby incorporated by reference into this Information Statement:

  Report on Form 10-KSB for the year ended December 31, 2000;
  Reports on Form 10-QSB for the three months ended March 31, 2001 and June 30, 2001;
  Current Report on Form 8-K dated October 16, 2001.

Dated this ___ day of October, 2001.

/s/ Daniel J. Mackell

________________________________

Daniel J. Mackell, Chairman and Chief Executive Officer